SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
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EVERCEL, INC. (Name of Registrant as Specified In Its Charter)

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EVERCEL, INC.
5 Pond Park Road, Hingham, MA 02043
781-741-8800

NOTICE OF ANNUAL SHAREHOLDERS' MEETING
TO BE HELD JUNE 26, 2002

TO THE SHAREHOLDERS OF EVERCEL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of Evercel, Inc. (the "Company"), will be held at the offices of Robinson & Cole LLP, its legal counsel, at 780 Third Avenue, New York, New York on June 26, 2002 at 10:00 a.m. Eastern Time for the following purposes:

1.	To elect two directors to serve for a three-year term and until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on June 3, 2002 are entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

ANTHONY P. KIERNAN
CORPORATE SECRETARY

Hingham, Massachusetts
June 3, 2002

EVERCEL, INC.
5 Pond Park Road
Hingham, MA 02043
781-741-8800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 26, 2002

          This Proxy Statement is furnished to the shareholders of Evercel, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at 10:00 am Eastern Daylight Savings Time on June 26, 2002 at the offices of Robinson & Cole LLP, the Company's legal counsel, located at 780 Third Avenue, New York, New York. The Company is a Delaware corporation.

          The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is June 3, 2002.

VOTING

General

          The securities which can be voted at the Annual Meeting consist of (i) shares of Common Stock, with each share entitling its owner to one vote on each matter submitted to the shareholders; and (ii) shares of Series A Cumulative Convertible Preferred Stock of the Company ("Series A Preferred Stock"), with each share entitling its owner to 3.64 votes on each matter submitted to the shareholders. The record date for determining the holders of Common Stock and Preferred Stock who are entitled to notice of and to vote at the Annual Meeting is June 3, 2002. On the record date, 10,404,041 shares of Common Stock and 197,915 shares of Preferred Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

          The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company, acting as one class, is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes represented in person or by proxy at the Annual Meeting is required to elect directors.

Voting by Proxy

          In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of the directors nominated by the Board. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

          Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

          In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock as of December 31, 2001 by each person or group that is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, each director of the Company, each of the executive officers named under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group (9 persons). This information is based upon information received from or on behalf of the named individuals.

Name	Number of Shares	Percentage of Shares

Warren D. Bagatelle(1) c/o Loeb Investors Co. LXXV 61 Broadway New York, NY 10006	716,372	6.9%

James D. Gerson(2)(3) c/o Fahnestock and Co. 780 3rd Avenue New York, NY 10017	665,339	6.4%

Loeb Investors Co. LXXV(1) 61 Broadway New York, NY 10006	528,216	5.09%

Garry A. Prime(3)	54,645	*
Bernard Baker	3,000	*
William A. Lawson	53,220	*
Chao Ming Huang(4)	50,000	*
John H. Gutfreund(5)	23,567	*
U.S. Trust Company of New York 114 West 47th Street New York, NY	714,200	6.9%

All directors and executive officers as a group (9 Persons) * Less than one percent.	1,532,643	14.7%

(1)

Mr. Bagatelle, by virtue of being a general partner of Loeb Investors Co. LXXV, may be deemed to beneficially own the shares of Loeb Investors Co. LXXV. Mr. Bagatelle is a member of a group, as that term is used in Section 13(d) of the Exchange Act, which group, in the aggregate, owns 528,216 shares of common stock. In addition, Mr. Bagatelle beneficially owns 2,000 shares which may be issued upon exercise of options.

(2)

Mr. Gerson's shareholdings include 71,667 shares held by his wife as custodian for two children (of which 23,134 shares are issuable upon conversion of Series A Preferred Stock and exercise of related warrants). Also includes 21,064 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by his wife and of the private foundation. Mr. Gerson's other holdings also include 92,529 shares issuable upon conversion of Series A Preferred Stock and exercise of related warrants and 2,000 shares, which may be issued upon exercise of options.

(3)	Includes 34,645 shares (of which 8,000 are issuable upon exercise of warrants) owned by a company of which he is an officer and a director, this being the same company of which Mr. Gerson is chairman.
(4)	Includes 45,000 shares, which may be acquired upon exercise of options.
(5)	Represents 11,567 shares, which may be issued upon conversion of Series A Preferred Stock and related warrants, and 12,000 shares, which may be issued upon exercise of options.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

          The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Two directors are to be elected at the Annual Meeting, each to hold office for a three-year term and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the two persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

          The following table sets forth certain information for each nominee for election as a director, each director who is continuing in office and an executive officer of the Company.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

DIRECTORS NOMINATED FOR ELECTION:

James D. Gerson	58	James D. Gerson has been our Chairman since July 2001. He has been a Vice President of Fahnestock & Co., Inc., a financial services company, since March 1993. Mr. Gerson also serves as a director of FuelCell, Ag Services of America, Inc., a company selling and financing farm inputs, and American Power Conversion Corp., a company producing uninterruptible power supplies. Mr. Gerson is also a director of Oxygen S.p.A.	1998

John H. Gutfreund	72

John H. Gutfreund is a principal of C.E. Unterberg Tobin. He is the former Chairman and Chief Executive Officer of Salomon Brothers Inc. and former Vice Chairman of the New York Stock Exchange. He is President of Gutfreund & Company, Inc., an investment banking and consulting firm. He is also a director of AMBI, Inc., a manufacturer of nutrition products; Ascent Assurance, Inc., an insurance holding company; Baldwin Piano & Organ Company, Inc., a musical instruments company; Maxicare Health Plans, Inc., a managed health care company; Arch Wireless, Inc., an Internet messaging and wireless information company; LCA-Vision, Inc., a provider of services to outpatient eye surgery facilities; and Universal Bond Fund.

			2000

DIRECTORS WHO WILL CONTINUE IN OFFICE:

Warren Bagatelle	63	Warren D. Bagatelle has been a Managing Director of Loeb Partners Corporation, a financial services company, and a general partner of Loeb Investors Co LXXV, an affiliate of Loeb Partners Corporation, an investment company, since 1988. Mr. Bagatelle is a director of FuelCell.	1998

William A. Lawson	68	William A. Lawson has been President of W.A. Lawson Associates, an industrial and financial consulting firm, since 1987. Mr. Lawson is Chairman of the board of directors of Newcor, Inc., a manufacturer of motor vehicle parts, and Mr. Lawson was the Chairman and Chief Executive Officer of Bernal International Inc. (formerly, Atlantic Eagle Inc.) a manufacturer of industrial marketing and equipment, from 1997 to 1999. Mr. Lawson is a director of FuelCell.	1998

Garry A. Prime	58	Garry A. Prime has been our President and Chief Executive Officer since July 2001. He is president of Sontek Industries, Inc., a private operating and investment company. He has led several successful turnarounds of both public and private companies over the past 25 years. Prime is also a director of Oxygen S.p.A. Oxygen is marketing light electric vehicles such as motor scooters and bicycles in Europe and the U.S., and is a strategic partner of Evercel.	2001

Dr. Chao Ming Huang	45	Dr. Chao Ming Huang has been a Vice President of Far East Operations since July 1999. He has served as a director of Xiamen Three Circles ERC Battery Corporation since its formation in August 1998 and General Manager since January 1999. He joined FuelCell in 1994 where he held various positions, including Director for Advanced Materials Research.	2001

          The terms of Messrs. Lawson and Huang will expire in 2003, and the terms of Messrs. Bagatelle and Prime will expire in 2004. The term of Dr. Bernard Baker expires in 2002. He has chosen not to stand for reelection.

Committees and Meetings of the Board of Directors

          The Board of Directors held eleven meetings during the year ended December 31, 2001. All directors attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members during 2001.

Audit Committee

          The Company has an Audit Committee consisting of Messrs. Bagatelle (Chairman), Gerson and Lawson. The Board of Directors of the Company has adopted a written charter for the Audit Committee. The Audit Committee had four meetings in 2001 and has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements. The Audit Committee has discussed and reviewed the audited financial statements with management. In addition, the Audit Committee has received the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP their independence. Based on these factors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The members of the Audit Committee are independent (as defined by the NASD listing standards).

Audit Committee
 Warren Bagatelle
James Gerson
William Lawson

Compensation Committee

          The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman) Gutfreund and Gerson. The Compensation Committee had four meetings in 2001. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer the Evercel, Inc. 1998 Equity Incentive Plan (the "1998 Plan").

Director Compensation

          Beginning in April 2000, each outside board member received $10,000 per annum and a one-time grant of 4,000 nonqualified stock options. The stock options are granted pursuant to the Company's 1998 Plan. The option exercise price is the fair market value as of the grant date and are exercisable commencing one year after grant at the rate of 25% of such shares in each succeeding year and have restrictions as to transferability. An additional $4,000 per annum is paid to the Chairman and $2,000 per annum is paid to each member of the Compensation and Audit Committees.

EXECUTIVE COMPENSATION

The table below sets forth information concerning the compensation we paid to our former and current chief executive officer and the other former executive officer whose salary and bonus exceeded $100,000 in 2001.

Summary Compensation Table

Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

Robert L. Kanode(1) Former President and Chief Executive Officer	2001 2000 1999	$310,097 272,984 187,512	$50,000 75,000 20,000	- - 200,000	$2,279(5) 6,603(5) 1,154(5)

Garry A. Prime(4) President and Chief Executive Officer	2001	$ 69,231	$ -	100,000	$ -

Allen Charkey(2,3) Former Executive Vice President and Chief Technology Officer	2001 2000 1999	$126,940 150,020 150,000	$10,000 15,000 25,500	- - -	$5,699(5) 2,181(5) -

__________________________

(1)	Mr. Kanode joined the Company as President and Chief Executive Officer on April 5, 1999 and resigned on July 18, 2001.
(2)	Mr. Charkey separated from the Company in October 2001.
(3)	Includes compensation received as an employee of FuelCell prior to February 16, 1999.
(4)	Mr. Prime joined the Company as President and Chief Executive Officer on July 18, 2001.
(5)

Represents employer contributions to qualified pension plans. In November 1999 the Company adopted a Section 401 (k) Plan. Prior to the spin-off, Mr. Charkey received benefits from the FuelCell Defined Contribution Pension Plan and employer contributions to the FuelCell Section 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth information regarding options granted in the year ended December 31, 2001 to the executive officers named in the Compensation Table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation, mandated by the rules of the Securities and Exchange Commission, of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

	Individual Grants

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED (1)	PERCENT OF THE TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
					5% ($)	10% ($)

Garry A. Prime	100,000(1)	40%	$2.45	07/17/2011	$154,079	$390,467

(1) Options vest July 17, 2002.

2001 YEAR-END OPTION VALUES

          The following table contains information about the aggregate value of the unexercised options for our common stock that were held at the end of 2001 by the executive officers named in the Compensation Table above. These officers exercised no options in 2001.

	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert L. Kanode	100,000	100,000	$0	$0
Garry A. Prime	0	100,000	0	0
Allen Charkey	0	0	0	0

CHANGE OF CONTROL ARRANGEMENTS

          Mr. Kanode holds options to purchase 200,000 shares of common stock at $3.00 per share, of which 25% vest each year in four annual installments. If the Company experiences a change of control, all of his options will automatically vest.

          Mr. Prime holds options to purchase 100,000 shares of common stock at $2.45 per share which vest one year from the date of grant. If the Company experiences a change of control, all of his options will automatically vest.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's primary objectives in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the shareholders of the Company.

          The compensation of executive officers consists of base compensation, bonus, periodic grants of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similarly situated companies while relying upon stock options and the informal bonus plan to provide significant performance incentives.

          Executive officers are eligible to participate in an informal bonus plan. Awards under the informal bonus plan are determined by the Compensation Committee. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

          Each of the executive officers is eligible to receive awards under the 1998 Plan. The 1998 Plan will be used to align a portion of the officers' compensation with the shareholders' interest and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations.

          The Compensation Committee has not conducted any surveys of compensation packages of chief executive officers in comparable companies, but believes, based upon the individual experience of its members, that the compensation package for Mr. Prime for 2001 was reasonable based upon Mr. Prime's experience, his level of responsibility and the contributions made and expected to be made by him to the Company.

Compensation Committee
William Lawson
John Gutfreund
James Gerson

PERFORMANCE GRAPH

          The following graph compares the annual change in the cumulative total shareholder return on the Company's Common Stock for the period since the Company's spin-off from FuelCell Energy, Inc. with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq Stock Market and New York Stock Exchange for that period.

COMPANY/INDEX/MARKET	4/6/99	YEAR ENDING 12/31/99	YEAR ENDING 12/31/00	YEAR ENDING 12/31/01

Evercel, Inc.	100.00	429.17	304.17	23.00
Misc. Electric Equipment Suppliers	100.00	152.19	117.25	72.88
Russell 2000 Index	100.00	126.89	121.41	122.65

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We have invested $155,000 in the equity of Oxygen S.p.A. and we hold 18% of its issued capital. In December 2000, we entered into an agreement in which Oxygen agreed to promote and incorporate into its manufacturing process our rechargeable nickel-zinc batteries in exchange for the exclusive rights to our technology for light vehicle applications in Europe. The agreement is through 2002 with the possibility of a one-year extension if Oxygen achieves certain volume levels. In 2001, we recorded sales to Oxygen of $161,000 for batteries and chargers. In addition, we reimbursed Oxygen $66,000 for marketing expenses incurred on our behalf. The agreement with Oxygen was negotiated prior to Mr. Prime joining Evercel. Unaffiliated members of the Board of Directors must approve any future agreements with Oxygen. James Gerson, our Chairman, and Garry Prime, our CEO and director, are directors and shareholders of Oxygen.

          We have a 24.5% equity interest valued at $168,000 in Xiamen Three Circles ERC Technology Co., Ltd. (the "Tech JV") a joint venture whose purpose is to enhance cooperation between China and the United States in the field of energy and other new advanced technology fields. Dr. Chao Ming Huang, an employee and director of the Company and a director of Xiamen Three Circles ERC Battery Corporation, has a 50.5% equity interest in the Tech JV.

INDEPENDENT PUBLIC ACCOUNTANTS

          A representative of KPMG LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

AUDIT AND RELATED FEES

          KPMG LLP's fees for the audit of the Company's annual financial statements for the year ended December 31, 2001, and for use of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year were $110,000.

          No fees were billed to the Company by KPMG LLP during the 2001 fiscal year for services related to the design and implementation of financial information systems.

          The Company incurred fees of $171,000 related to audit related and non-audit services provided by KPMG LLP during 2001. Audit related fees of $90,000 relate to the services provided by KPMG for filing SEC registration statements during 2001. Non-audit fees of $81,000 relate to tax consulting, compliance, assistance and returns during 2001.

          The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

          Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2003 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than February 5, 2003. A proposal by a shareholder submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company on or before February 5, 2003 or it will be considered untimely.

ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: EVERCEL, INC., 5 POND PARK ROAD, HINGHAM, MA. 02043 ATTN: SECRETARY.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Anthony P. Kiernan
Corporate Secretary

Hingham, MA
June 3, 2002

EVERCEL, INC.
5 POND PARK ROAD
HINGHAM, MA 02043

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoint(s) Garry Prime and Anthony Kiernan as Proxies, and each of them, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Evercel, Inc. (the "Company") held by the undersigned of record on June 3, 2002, at the annual meeting of the shareholders of the Company to be held on June 26, 2002 and at any and all adjournments thereof, and hereby revokes all former proxies:

1.	Election of two directors.

☐ FOR all nominees listed below (except as marked to the contrary below)
☐ WITHHOLD AUTHORITY to vote for all nominees listed below:

James Gerson John Gutfreund

(Instruction: To withhold authority to vote for any individual nominee or nominees, write that nominee's name(s) in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

(sign on reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

Dated , 2001

Signature

Please print name:
Signature if held jointly

Number of shares:

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.